EXHIBIT 23.1
                                                                    ------------











                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




We consent to the incorporation by reference in the registration statement of CPAC, Inc. on Form S-3 (File No. 33-52164) and in the registration statement of CPAC, Inc. on Form S-8 (File No. 0-9600) of our report dated June 2, 1995, on our audits of the consolidated financial statements and the financial statement schedule of CPAC, Inc. and Subsidiaries as of March 31, 1995, and 1994, and for each of the three years in the period ended March 31, 1995, which report is included in this Annual Report on Form 10-K.


                                          /s/ Coopers & Lybrand L.L.P.
                                          COOPERS & LYBRAND L.L.P.



Rochester, New York
June 27, 1995